UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 10, 2010
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation or	(Commission File Number)	(IRS Employer Identification Number)
organization)

One Ridgmar Centre
6500 W. Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 10, 2010, Approach Resources Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, as representative for the several underwriters (“Underwriters”), to issue and sell to the Underwriters an aggregate of 5,750,000 shares of its common stock, $0.01 par value (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 862,500 shares of Common Stock. The closing of the transaction is expected to take place on November 17, 2010, subject to satisfaction of customary closing conditions.
     A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 10, 2010 between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Thompson & Knight LLP as to the validity of the Common Stock.

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
Date: November 11, 2010	By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

EXHIBITS INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated November 10, 2010 between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Thompson & Knight LLP as to the validity of the Common Stock.

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1).